Exhibit 10.15

                              CONSULTING AGREEMENT

      AGREEMENT, dated as of September 17, 1997, between Unilab Corporation, a Delaware corporation with its executive offices located at 18448 Oxnard Street, Tarzana, California 91356 (hereinafter "Unilab" or the "Company") and Richard A. Michaelson, residing at 11-18 Fairhaven Place, Fair Lawn, New Jersey 07410 (hereinafter the "Consultant"):

      WHEREAS, Consultant has served in senior management positions of Unilab since October 1992, including most recently as Senior Vice President-Finance, Treasurer and Chief Financial Officer;

      WHEREAS, Consultant has been a leading executive in the clinical laboratory industry for more than a decade;

      WHEREAS, Unilab desires to continue to have the benefit of Consultant's experience and knowledge of the clinical laboratory industry following his voluntary resignation from his positions as Senior Vice President-Finance, Treasurer and chief Financial Officer of Unilab, and Consultant desires to be retained by Unilab as a Consultant;

      NOW, THEREFORE, in consideration of the material covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

      Engagement of Consultant. Effective as of January 1, 1998, Unilab hereby engages the Consultant to advise and consult with Unilab's management and Board of Directors with respect to (i) guidance and oversight of investor relations,
(ii) assistance with continued development of the Internet web site, (iii) an advisory role for the new Billing System project and (iv) support for strategic financing and M&A activity (collectively, the "Consulting Services"). The Consultant represents and warrants to Unilab that he has no commitments, arrangements or other agreements with any other clinical laboratory companies, and there are no restrictions under applicable law or licensing regulations, which might preclude the carrying out of his obligations under this Agreement.

   1. Term. The initial term of this Agreement shall be for one (1) year from and after January 1, 1998, and thereafter shall automatically renew for successive one-year periods until one of the parties gives notice of termination to the other party at least six months before the end of the then-current term, unless otherwise sooner terminated as provided herein. However, neither party can give a notice of termination prior to June 30, 1998.

   2. Compensation.

      (a) Unilab shall pay the Consultant a base payment of $5,000 per month for the Consulting Services. Consultant shall make himself available to provide up to 30 hours per month of Consulting Services, at Unilab's request, or such other availability as mutually agreed.

      (b) Consultant shall be reimbursed for his normal and approved business expenses incurred in providing Consulting Services.

      (c) In the event that Consultant is requested to provide Consulting Services that require Consultant to spend significant amounts of time on such services, beyond that which is contemplated by this Agreement, Consultant and Unilab shall each negotiate in good faith to agree upon additional consideration to Consultant consistent with his additional efforts expended.

   3. Indemnification.

      (a) Consultant agrees to defend, indemnify, and hold Unilab, its subsidiaries, directors, officers, employees and agents, wholly harmless from and against any and all costs (including reasonable attorney's fees) liabilities, claims, losses, lawsuits, settlements, demands, causes, judgments and expenses (collectively, "liabilities") arising from performance of this Agreement to the extent that such costs and liabilities result directly from the willful misconduct of Consultant constituting fraud against Unilab as determined in a final finding of a court of competent jurisdiction.

      (b) Unilab agrees to defend, indemnify, and hold Consultant wholly harmless, to the fullest extent permitted by law, from and against any and all costs (including reasonable attorney's fees), liabilities, claims, losses, lawsuits, settlements, demands, causes, judgments and expenses (collectively, "liabilities") arising from the performance of this Agreement, except to the extent that such costs and liabilities result directly from the willful misconduct of Consultant constituting fraud against Unilab as determined in a final finding of a court of competent jurisdiction.

      4. Termination. This Agreement shall terminate on the earliest occurrence of any of the following conditions:

      (a) Six months after the date a proper Notice of Termination (as set forth in Section 1) is received by the other party.

      (b) In the event of a Default (as defined below) of this Agreement by either party hereto, the other party shall have the right to immediately begin cancellation proceedings of this agreement by giving written notice of cancellation to the defaulting party (the "Default Notice"). The non-defaulting party will have a 30-day cure period during which the defaulting party may have the opportunity to cure the breach to the satisfaction of the non-defaulting party. Nothing herein shall eliminate the non-defaulting party's right to damages for the Default, in addition to the remedies described herein.

            (i) For the purposes of this Agreement, Consultant shall be deemed to be in Default hereunder upon (1) Consultant having been convicted by a court of competent jurisdiction of any felony involving moral turpitude; (2) the willful malfeasance or gross negligence by Consultant in the performance of his duties hereunder; (3) the material violation by Consultant of Sections 3 or 5 of this Agreement; or (4) Consultant having been finally found by a court of competent jurisdiction to have engaged in willful misconduct constituting fraud against Unilab.

            (ii) For the purposes of this Agreement, Unilab shall be deemed to be in Default hereunder upon (1) Unilab or any of its officers or directors having been convicted by a court of competent jurisdiction of any felony involving moral turpitude; (2) the willful malfeasance or gross negligence by Unilab in the performance of its duties hereunder; (3) the material violation by Unilab of any material provision of this Agreement; or (4) Unilab or any of its officers or directors having been found to have engaged in conduct constituting fraud against Consultant.

      5.    Confidential Information.

      (a) The Consultant shall not directly or indirectly disclose to anyone who is not authorized by the Company to receive such information, or use or appropriate for his own benefit or the benefit of anyone other than the Company, any documents or materials relating to the Company's clinical laboratory business (the "Business") or its customers which Consultant obtained during his employment or which the Consultant obtains during the term of this Agreement, including files, Business descriptions, Business relationships and accounts, pricing policies, customer lists, computer software and hardware, or any other materials relating to the Business or its customers or any trade secrets or confidential information including, without limitation, any Business methods, know-how, processes, financial or other performance data, plans, policies and/or personnel of the Company, whether generated by the Consultant or by any employee, or agent, of the Company; provided, however, that confidential information shall not include any information generally known to the public (other than as a direct or indirect result of unauthorized disclosure by the Consultant), or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.

      (b) At no time during or after the term of this Agreement shall the Consultant remove or cause to be removed from the premises of the Company any record, file, memorandum, document, equipment or any like item relating to the business of the Company except in furtherance of his duties hereunder or with the permission of the Company.

      6. Severability. Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. If one or more of the provisions contained in this Agreement shall, for any reason, be held to be unenforceable, such provision or provisions shall be construed by an appropriate judicial body by limiting and reducing it or them, so that this Agreement shall be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

      7. Injunctive Relief. Both parties recognize that a breach of Section 5 of this Agreement may cause irreparable damage, the exact amount of which would or may be difficult or impossible to ascertain, and that remedies at law for any such breach would be inadequate. Accordingly, either party shall be entitled, in addition to any other rights or remedies existing in its favor, to obtain specific performance or injunctive relief in order to enforce Section 5 of this Agreement or prevent a breach or further breach of any provision hereof.

      8. No Waiver. No waiver of any breach or failure by any party to enforce any of the terms or conditions of this Agreement at any time shall, in any manner, limit or waive such party's right thereafter to enforce and to compel strict compliance with every term and condition thereof.

      9. Independent Contractor. It is understood that Consultant's services hereunder are to be rendered in the capacity of an independent contractor, and that from and after January 1, 1998 and throughout the term of this Agreement Consultant is not in any respect or under any circumstances an employee of Unilab. Neither party has authority to enter into contracts or assume any obligations for or on behalf of the other party or to make any warranties or representations for or on behalf of the other party. Consultant shall be solely responsible for any taxes imposed on the performance of services or the payment for such services, including withholding of state and federal income, sales or ad valorem, unemployment compensation, worker's compensation, Federal Insurance Contributions Act, Federal Unemployment Tax Act or other taxes, costs or expenses incurred in the performance of any engagement hereunder. Consultant expressly indemnifies and holds Unilab harmless from any such liabilities.

      10. Assignment. This Agreement is not assignable in whole or in part by either party without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of any successors or permitted assigns of Unilab, whether by merger, consolidation, sale of all or substantially all of the assets or otherwise.

      11. Entire Agreement; Captions. This instrument contains the entire agreement of the parties with respect to the subject matter contained herein, and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. The captions of the sections of this Agreement are inserted as a matter of convenience only, and in no way define, limit or describe the scope of this Agreement or any provision thereof.

      12. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, by nationally recognized overnight delivery service, or mailed by certified or registered mail, postage prepaid, addressed as follows:

            If to the Consultant:   Richard A. Michaelson
                                    11-18 Fairhaven Place
                                    Fair Lawn, NJ  07410

            If to Unilab:           Unilab Corporation
                                    18448 Oxnard Street
                                    Tarzana, CA  91356
                                    Attn:  Chief Executive Officer

            With a copy to:         Unilab Corporation
                                    401 Hackensack Avenue
                                    Hackensack, NJ  07601
                                    Attn:  Legal Department

      The above addresses for the purpose of receiving notices hereunder may be changed by giving written notice of such change in the manner provided herein for giving notices.

      13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written.

                                    By:
                                        ----------------------------------------
                                        Name: Richard A. Michaelson

                                    UNILAB CORPORATION

                                    By:
                                        ----------------------------------------
                                        Name:  David C. Weavil
                                        Title: Chairman, President and CEO